Exhibit 99.1
FOR IMMEDIATE RELEASE

CONTACTS:	Tony Voorhees	Michael Newman
	Chief Financial Officer	Investor Relations
	Key Tronic Corporation	StreetConnect
	(509)-927-5345	(206) 729-3625
KEY TRONIC CORPORATION ANNOUNCES RESULTS
FOR THE SECOND QUARTER OF FISCAL YEAR 2026

Significant Cost Reduction Initiatives in China and Mexico; Continued Program Wins;
Positive Cash Flow from Operations
Spokane Valley, WA— February 3, 2026 — Key Tronic Corporation (Nasdaq: KTCC), a provider of electronic manufacturing services (EMS), today announced its results for the quarter ended December 27, 2025.

For the second quarter of fiscal year 2026, Key Tronic reported total revenue of $96.3 million, compared to $113.9 million in the same period of fiscal year 2025. The reported revenue for the second quarter of fiscal year 2026 was adversely impacted by reduced demand from a longstanding customer, the transition of an end of life program and delays in new program launches as we believe customers continue to face uncertainties in the global economy and volatile trade policies. These decreases were also partially offset by an increase in demand from other longstanding customers and certain program ramps. Additionally, during the second quarter of fiscal year 2026, the Company continued ramping the consigned materials program that was previously announced. For the first six months of fiscal year 2026, total revenue was $195.1 million, compared to $245.4 million in the same period of fiscal year 2025.

The Company continued to prepare for anticipated long-term growth by executing its near-shoring and tariff mitigation strategies to reduce costs while maintaining the diversity and flexibility of its key locations and capabilities. During the quarter, Key Tronic initiated a wind-down of its manufacturing operations at its China based facility and instead intends to refocus operations in China on sourcing and procurement activities intended to support its remaining global locations. This initiative is expected to shift more production to the Company’s expanding facilities in the US and Vietnam. The wind-down is expected to be completed by the end of the current fiscal year, and is anticipated to save approximately $1.2 million per quarter following completion.

Key Tronic also further reduced its workforce in Mexico, which is expected to provide an additional approximate $1.5 million in quarterly savings, gradually, beginning in the third quarter. These strategic initiatives resulted in charges for severance, inventory write-offs and other related expenses of approximately $10.5 million for the second quarter of fiscal year 2026.

Total cash flow provided by operations for the second quarter of fiscal year 2026 was approximately $6.3 million, as compared to $1.5 million for the same period of fiscal year 2025. The Company’s continuing ability to generate cash from operations has allowed it to reduce its debt year-over-year by approximately $13.4 million.

The closure of its China manufacturing facility and workforce reductions in Mexico had an adverse impact on Key Tronic’s margins. Gross margin was 0.6% and operating margin was (10.7)% in the second quarter of fiscal year 2026, compared to 6.8% and (1.0)%, respectively, in the same period of fiscal year 2025. Excluding the charges related to the China closure and Mexico workforce reductions, the adjusted gross margin was 7.9% for the second quarter of fiscal year 2026 compared to 6.8% in the same period of fiscal year 2025 . See “Non-GAAP Financial Measures,” below for additional information about adjusted gross margin.

The net loss was $(8.6) million or $(0.79) per share for the second quarter of fiscal year 2026, compared to net loss of $(4.9) million or $(0.46) per share for the same period of fiscal year 2025. For the first six months of fiscal year 2026, the net loss was $(10.8) million or $(1.00) per share, compared to $(3.8) million or $(0.35) per share for the same period of fiscal year 2025.

The adjusted net income was $0.0 million or $0.00 per share for the second quarter of fiscal year 2026, compared to adjusted net loss of $(4.1) million or $(0.38) per share for the same period of fiscal year 2025. For the first six months of fiscal year 2026, the adjusted net loss was $(1.1) million or $(0.10) per share, compared to adjusted net loss of $(1.3) million or $(0.12) per share for the same period of fiscal year 2025. See “Non-GAAP Financial Measures,” below for additional information about adjusted net income (loss) and adjusted net income (loss) per share.

“During the second quarter of fiscal 2026, we continued to provide our customers with options to better manage macroeconomic uncertainties and enhance our potential for profitable long-term growth,” said Brett Larsen, President and CEO. “Due to ongoing geopolitical tensions and tariff uncertainties, we chose to cease manufacturing operations at our China facility while maintaining a strategic sourcing presence, and continue to right-size our Mexico facility, while continuing to build out new production capacity in the US and Vietnam.”

“As part of our long term strategy, over the past 18 months, we have reduced our total headcount by approximately 40% in Mexico and have begun transferring production to the US and Vietnam. We are very excited about the recent investments made in the US and Vietnam to build out capacity and new capabilities to meet evolving customer demand. We continue to expect approximately half of our manufacturing to take place in our US and Vietnam facilities by the end of fiscal 2026.”

“During the second quarter of fiscal 2026, we won new programs in automotive technology, pest control and industrial equipment. While the uncertainty surrounding global tariffs and the macroeconomic outlook has continued to reduce demand from some longstanding customers and delayed some new program ramps in recent quarters, we expect to see our revenue gradually begin to rebound, improved operating efficiencies to take hold and a return to profitability by the end of fiscal 2026.”

The financial data presented for the second quarter of fiscal 2026 should be considered preliminary and could be subject to change, as the Company’s independent auditor has not completed their review procedures.

Business Outlook

Due to uncertainty in the timing of new program ramps in light of the continued macroeconomic uncertainty, Key Tronic will not be issuing revenue or earnings guidance for the third quarter of fiscal year 2026.

Conference Call

Key Tronic will host a conference call to discuss its financial results at 2:00 PM Pacific (5:00 PM Eastern) today. A broadcast of the conference call will be available at www.keytronic.com under “Investor Relations” or by calling 800-330-6710 or +1-213-279-1505 (Access Code: 5641933). The Company will also reference accompanying slides that can be viewed with the webcast at www.keytronic.com under “Investor Relations”. A replay will be available at www.keytronic.com under “Investor Relations”.

About Key Tronic

Key Tronic is a leading contract manufacturer offering value-added design, sourcing and manufacturing services from its facilities in the United States, Mexico, China and Vietnam. The Company provides its customers with full engineering services, materials management, worldwide manufacturing facilities, assembly services, in-house testing, and worldwide distribution. Its customers include some of the world’s leading original equipment manufacturers. For more information about Key Tronic visit: www.keytronic.com

Forward-Looking Statements

Some of the statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to those including such words as aims, anticipates, believes, continues, estimates, expects, hopes, intends, plans, predicts, projects, targets, will, or would, similar verbs, or nouns corresponding to such verbs, which may be forward looking. Forward-looking statements also include other passages that are relevant to expected future events, performances, and actions or that can only be fully evaluated by events that will occur in the future. Forward-looking statements in this release include, without limitation, the Company’s statements regarding its expectations with respect to financial conditions and results, including revenue, earnings, and margins, the Company’s ability to shift its focus in China and build out production capacity in the US and Vietnam and the timing of completion of those facilities, cost savings from headcount reduction and the wind-down of manufacturing operations in China, demand for certain products and the effectiveness of some of its programs, business from customers and programs, and impacts from operational streamlining and efficiencies, including reductions in inventories. There are many factors, risks and uncertainties that could cause actual results to differ materially from those predicted or projected in forward-looking statements, including but not limited to: the future of the global economic environment and its impact on our customers and suppliers; the impact of new governmental legislation and regulation, including tax reform, tariffs and related activities, such as trade negotiations and other risks; the success and timing of our expansion plans; the availability of components from the supply chain; the availability of a healthy workforce; the accuracy of suppliers’ and customers’ forecasts; development and success of customers’ programs and products; timing and effectiveness of ramping of new programs; success of new-product introductions; the risk of legal proceedings or governmental investigations relating to the previously reported financial statement restatements and related material weaknesses, the May 2024 cybersecurity incident and the subject of the internal investigation by the Company’s Audit Committee and related or other unrelated matters; acquisitions or divestitures of operations or facilities; technology advances; changes in pricing policies by the Company, its competitors, customers or suppliers; and other factors, risks, and uncertainties detailed from time to time in the Company’s SEC filings.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared in accordance with generally accepted accounting principles in the United States (GAAP), we use certain non-GAAP financial measures, adjusted net income (loss), and adjusted net income (loss) per share, diluted, We provide these non-GAAP financial measures because we believe they provide greater transparency related to our core operations and represent supplemental information used by management in its financial and operational decision making. We exclude (or include) certain items in our non-GAAP financial measures as we believe the net result is a measure of our core business. We believe this facilitates operating performance comparisons from period to period by eliminating potential differences caused by the existence and timing of certain income and expense items that would not otherwise be apparent on a GAAP basis.

In addition, during this period, we have provided adjusted cost of sales, adjusted gross profit, and adjusted gross margin. These additions supplement adjusted net income (loss) by mapping the portion of the identified adjustments utilized in the calculation of adjusted net income (loss) to relevant financial statement line items for re-calculation of the adjusted metrics presented. We have provided these additional non-GAAP financial measures because we believe they provide greater transparency related to our core operations and represent supplemental information used by management in its financial and operational decision making.

Non-GAAP performance measures should be considered in addition to, and not as a substitute for, results prepared in accordance with GAAP. We strongly encourage investors and shareholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. Our non-GAAP financial measures may be different from those reported by other companies.

See the table below entitled “Reconciliation of GAAP to non-GAAP measures” for reconciliations of adjusted net income (loss) and adjusted cost of sales to the most directly comparable GAAP measure, which is GAAP net income (loss), and GAAP cost of sales, respectively, as well as the computation of adjusted gross profit, adjusted gross margin, and adjusted net income (loss) per share, diluted.

KEY TRONIC CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	December 27, 2025	December 28, 2024	December 27, 2025	December 28, 2024
Net sales	$96,319	$113,853	$195,069	$245,411
Cost of sales	95,759	106,147	186,255	224,402
Gross profit	560	7,706	8,814	21,009
Research, development and engineering expenses	1,844	2,320	3,923	4,609
Selling, general and administrative expenses	8,974	6,507	15,733	13,077
Total operating expenses	10,818	8,827	19,656	17,686
Operating income (loss)	(10,258)	(1,121)	(10,842)	3,323
Interest expense, net	2,371	3,904	5,147	7,167
Loss before income taxes	(12,629)	(5,025)	(15,989)	(3,844)
Income tax benefit	(4,059)	(111)	(5,164)	(54)
Net loss	$(8,570)	$(4,914)	$(10,825)	$(3,790)
Net loss per share — Basic	$(0.79)	$(0.46)	$(1.00)	$(0.35)
Weighted average shares outstanding — Basic	10,859	10,762	10,815	10,762
Net loss per share — Diluted	$(0.79)	$(0.46)	$(1.00)	$(0.35)
Weighted average shares outstanding — Diluted	10,859	10,762	10,815	10,762

KEY TRONIC CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 27, 2025	June 28, 2025
ASSETS
Current assets:
Cash and cash equivalents	$788	$1,384
Trade receivables, net of credit losses of $4,610 and $3,479	83,332	96,142
Contract assets, net of credit losses of $690 and $0	19,872	17,409
Inventories, net	88,440	97,321
Other, net of credit losses of $0 and $1,463	15,031	21,917
Total current assets	207,463	234,173
Property, plant and equipment, net	33,799	27,727
Operating lease right-of-use assets, net	29,193	11,347
Other assets:
Deferred income tax asset	29,774	23,397
Other, net of credit losses of $500 and $500	25,038	19,230
Total other assets	54,812	42,627
Total assets	$325,267	$315,874
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$62,465	$63,725
Accrued compensation and vacation	10,140	8,157
Current portion of long-term debt	7,518	6,215
Other	21,982	13,894
Total current liabilities	102,105	91,991
Long-term liabilities:
Long-term debt, net	90,168	98,936
Operating lease liabilities	22,356	6,859
Deferred income tax liability	20	—
Other long-term obligations	4,444	954
Total long-term liabilities	116,988	106,749
Total liabilities	219,093	198,740
Shareholders’ equity:
Common stock, no par value—shares authorized 25,000; issued and outstanding 10,859 and 10,762 shares, respectively	48,001	47,502
Retained earnings	57,778	68,603
Accumulated other comprehensive income	395	1,029
Total shareholders’ equity	106,174	117,134
Total liabilities and shareholders’ equity	$325,267	$315,874

KEY TRONIC CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP to non-GAAP measures
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	December 27, 2025	December 28, 2024	December 27, 2025	December 28, 2024
GAAP net loss	$(8,570)	$(4,914)	(10,825)	$(3,790)
Severance expenses	4,293	12	5,506	2,039
China manufacturing wind-down	6,168	—	6,168	—
Stock-based compensation expense	278	16	499	83
Write-off of unamortized loan fees	—	1,012	—	1,012
Income tax effect of non-GAAP adjustments (1)	(2,148)	(208)	(2,435)	(627)
Adjusted net income (loss)	$21	$(4,082)	$(1,087)	$(1,283)

Adjusted net income (loss) per share — non-GAAP Diluted	$0.00	$(0.38)	$(0.10)	$(0.12)
Weighted average shares outstanding — Diluted	10,946	10,762	10,815	10,762

GAAP cost of sales	$95,759	$106,147	$186,255	$224,402
Severance expenses	4,293	12	5,506	2,039
China manufacturing wind-down	2,775	—	2,775	—
Adjusted cost of sales	$88,691	$106,135	$177,974	$222,363

Total gross profit adjustments	$7,068	$12	$8,281	$2,039

GAAP gross profit	$560	$7,706	$8,814	$21,009
Total gross profit adjustments	7,068	12	8,281	2,039
Adjusted gross profit	$7,628	$7,718	$17,095	$23,048

GAAP net sales	$96,319	$113,853	$195,069	$245,411
Adjusted gross margin	7.9%	6.8%	8.8%	9.4%

(1) Income tax effects are calculated using an effective tax rate of 20%, which approximates the statutory GAAP tax rate for the presented periods.